                                                                     Exhibit 1.3


                             DATED [ ] JANUARY, 2000





                          ST ASSEMBLY TEST SERVICES LTD
                                   AS COMPANY


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                         AS LEAD MANAGER AND UNDERWRITER


                                     - AND -


                           OVERSEAS UNION BANK LIMITED
                       AS CO-LEAD MANAGER AND UNDERWRITER






                -------------------------------------------------



                      MANAGEMENT AND UNDERWRITING AGREEMENT
                                 RELATING TO THE
                            SINGAPORE RETAIL OFFERING


                -------------------------------------------------


                                ALLEN & GLEDHILL,
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

                                C O N T E N T S


CLAUSE                     HEADING                                                            PAGE
------                     -------                                                            ----

  1.                       DEFINITIONS

  2.                       SINGAPORE RETAIL OFFERING

  3.                       SUBSCRIPTION AND OPTION

  4.                       SINGAPORE PROSPECTUS

  5.                       FEE AND COMMISSION

  6.                       DELIVERY AND PAYMENT

  7.                       WARRANTIES AND UNDERTAKINGS

  8.                       SUB-UNDERWRITING

  9.                       BROKERAGE

  10.                      CONDITIONS

  11.                      RESCISSION AND TERMINATION

  12.                      ANNOUNCEMENTS

  13.                      ADVERTISEMENT

  14.                      CONSENT TO DISCLOSURE

  15.                      TIME OF ESSENCE

  16.                      NOTICES

  17.                      AGREEMENT AMONG MANAGERS

  18.                      SUCCESSORS

  19.                      GOVERNING LAW


                           SCHEDULE 1  -  UNDERWRITING COMMITMENTS

                           SCHEDULE 2  -  FORM OF CERTIFICATE

                  THIS    AGREEMENT  is made on [    ] January, 2000 BETWEEN:-


(1) ST ASSEMBLY TEST SERVICES LTD (the "Company"), a company incorporated in Singapore with its registered office at 5, Yishun Street 23, Singapore 768442;

(2) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED ("Citicorp" or the "Lead Manager"), a company incorporated in Singapore with its registered office at [ ]; and

(3) OVERSEAS UNION BANK LIMITED, a company incorporated in Singapore with its registered office at [ ] ("OUB" or the "Co-Lead Manager " and together with the Lead Manager, the "Managers").

                  WHEREAS:-

(A) The Company is a company limited by shares incorporated in Singapore on 31st October, 1994 and has at the date of this Agreement an authorised share capital of S$300,000,000 consisting of 1,200,000,000 ordinary shares of S$0.25 each, of which [785,427,695] ordinary shares of S$0.25 each have been issued and are fully paid as at [15th December, 1999].

(B) The Company proposes to issue the New Shares (as defined below) and to offer the New Shares by way of a Global Offering (as defined below) comprising:-

                  (i) [102,000,000] New Shares directly or in the form of ADSs (as defined below) pursuant to the U.S. Offering (as defined below);

                  (ii) [51,000,000] New Shares directly or in the form of ADSs pursuant to the International Offering (as defined below); and

                  (iii) [17,000,000] New Shares pursuant to the Singapore Retail Offering (as defined below),

at the Offering Price (as defined below).

(C) Pursuant to the U.S. Underwriting Agreement (as defined below), the Company has agreed to issue an aggregate of 102,000,000 New Shares, directly or in the form of ADSs (the "U.S. Underwritten Shares"), and to grant to the U.S. Underwriters (as defined below) an option to purchase from the Company up to 15,300,000 additional new Shares directly or in the form of ADSs to cover over-allotments (the "U.S. Option Shares" and together with the U.S. Underwritten Shares, the "U.S. Securities").

(D) Pursuant to the International Underwriting Agreement (as defined below), the Company has agreed to issue an aggregate of 51,000,000 New Shares, directly or in the form of ADSs (the "International Underwritten Shares"), and to grant to the International Underwriters (as defined below) an option to purchase from the Company up to 7,650,000 additional new Shares directly or in the form of ADSs to cover over-allotments (the "International Option Shares" and, together with the International Underwritten Shares, the "International Securities").

(E) Pursuant to the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters (as defined below), the International Underwriters and the Managers may purchase from the U.S Underwriters a portion of the U.S. Securities, the U.S Underwriters and the Managers may purchase from the International Underwriters a portion of the International Securities and the U.S Underwriters and the International Underwriters may purchase from the Managers a portion of the Singapore Securities (as defined below).

(F) As part of the Global Offering, the U.S. Underwriters, the International Underwriters and the Managers have agreed to reserve up to five per cent. of the New Shares (including New Shares represented by ADSs) out of the Global Offering (the "Directed Shares", representing in aggregate up to 7,500,000 New Shares) for priority allocation to the Company's directors, officers and employees, employees of business associates, officers and employees of the Company's affiliates and to certain charitable organisations in Singapore (the "Participants") as set out in the Prospectus (defined below) under the heading "Underwriting", at the Offering Price. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day in Singapore ("Business Day") on which the Underwriting Agreements (as defined below) are executed will be offered to the other Participants first and any of such Directed Shares which are not taken up by such Participants shall be offered to the public by the U.S. Underwriters, the International Underwriters and the Managers as set out in the Prospectus and the Agreement Among U.S Underwriters, International Underwriters and Singapore Underwriters.

(G) The Company has obtained the approval in-principle from the Stock Exchange of Singapore Limited (the "Stock Exchange") for the admission of all the issued ordinary shares of S$0.25 each in the capital of the Company and all the New Shares to the Official List of the Stock Exchange.

(H) The Company has requested Citicorp to lead manage and OUB to co-lead manage, and Citicorp and OUB have agreed to lead manage and co-lead manage, respectively, the Singapore Retail Offering (as defined below) on its behalf and the Company has requested the Managers, and the Managers have agreed, severally and not jointly, to subscribe for, or procure subscription for, the Invitation Shares (as defined below), upon the terms and subject to the conditions of this Agreement.

                  IT   IS   AGREED  as follows:-

1.                DEFINITIONS

(A)               In this Agreement:-

                  (i) except to the extent that the context requires otherwise:-

                           "ADSs" means American Depositary Shares, evidenced by American Depositary Receipts, with each ADS representing 10 Shares;

                           "Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters" means the agreement dated 27th January, 2000 made among the International Underwriters, the Managers and the U.S. Underwriters;

                           "Closing Date" means 8th February, 2000 (or such later or other date provided in Clause 6(C));

                           "Depository" has the meaning ascribed to it in
                           Section 130A of the Companies Act, Chapter 50 of Singapore;

                           "Directors" means the Directors of the Company named in the Singapore Prospectus;

                           "Global Offering" means the International Offering, the U.S. Offering and the

                           Singapore Retail Offering;

                           "Group"  means the Company and its subsidiary;

                           "International Offering" means the offering of New Shares directly or in the form of ADSs to investors outside the U.S. and Canada;

                           "International Underwriters" means the International Underwriters named in the International Underwriting Agreement;

                           "International Underwriting Agreement" means the underwriting agreement dated 27th January, 2000 entered into between the Company and the International Underwriters, relating to the International Offering;

                           "Invitation Shares" means Offer Shares and the Singapore Directed Shares;

                           "market day" means a day on which the Stock Exchange is open for securities trading;

                           "NASDAQ" means the Nasdaq National Market;

                           "New Shares" means 170,000,000 new ordinary shares of S$0.25 each in the capital of the Company;

                           "Offer Shares" means 17,000,000 of the New Shares offered by way of a public offering in Singapore;

                           "Offering Price" means U.S.$[ ] for each ADS and
                            S$[  ] for each Share;

                           "Option Shares" has the meaning set out in Clause
                           3(B);

                           "Prospectus" means the International Prospectus, the U.S. Prospectus and the Singapore Prospectus or any of them;

                           "Shares" means ordinary shares of S$0.25 each in the capital of the Company;

                           "Singapore Directed Shares" means the Directed Shares to be allocated to Participants in Singapore;

                           "Singapore Dollar(s)" and the symbol "S$" mean the lawful currency of Singapore;

                           "Singapore Prospectus" means the prospectus in the agreed form and relating to the Singapore Retail Offering;

                           "Singapore Retail Offering" means the offering of the Invitation Shares to persons in Singapore on the terms and conditions of the Singapore Prospectus;

                           "Singapore Securities" means the Invitation Shares and the Option Shares;

                           "Specified Event" means an event occurring after the date of this Agreement and prior to [10.00 p.m.] on the Closing Date or, in the event the option provided for in Clause 3(B) shall have been exercised, the settlement date for the Option Shares, which, if it had occurred before the date of this Agreement, would have rendered any of the warranties contained in Clause 7(A) untrue or incorrect in any material respect;

                           "subsidiary" has the meaning ascribed to it in
                           Section 5 of the Companies Act, Chapter 50;

                           "Total Underwriting Commitments" means the aggregate of the Underwriting Commitments;

                           "Underwriting Commitment" means, in relation to a Manager, the number of Invitation Shares set out opposite its name in Schedule 1;

                           "U.S." means the United States of America;

                           "U.S. Dollars" or "US$" means the lawful currency of the U.S.;

                           "U.S. Offering" means the offering of New Shares directly or in the form of ADSs to investors in the U.S. and Canada;

                           "U.S. Underwriters" means the U.S. Underwriters named in the U.S. Underwriting Agreement;

                           "U.S. Underwriting Agreement" means the underwriting agreement dated 27th January, 2000 entered into between the Company and the U.S. Underwriters, relating to the U.S. Offering; and

                           "Underwriting Agreements" means the International Underwriting Agreement, the U.S. Underwriting Agreement and this Agreement;

                  (ii) any reference to a document being "in the agreed form" means in the form of the proof or draft thereof signed for identification on behalf of the Company and Citicorp with such alterations (if any) as may be agreed between the Company and Citicorp;

                  (iii) words importing the masculine gender shall, where applicable, include the feminine and neuter genders and vice versa; and

                  (iv) a reference to a time of day shall be a reference to Singapore time unless otherwise stated.

(B) References to "Recitals", "Clauses" and "Schedules" are to recitals of, clauses of and schedules to this Agreement.

(C) The headings are for convenience only and shall not affect the interpretation of the provisions of this Agreement.

2.                SINGAPORE RETAIL OFFERING

(A)               Subject to the terms and conditions of this Agreement:-

                  (i) the Company irrevocably appoints Citicorp, and Citicorp agrees, to lead manage the Singapore Retail Offering; and

                  (ii) the Company irrevocably appoints OUB, and OUB agrees, to co-lead manage the Singapore Retail Offering.

(B) The Company authorises and directs Citicorp to do all such acts and things as it may deem necessary or advisable for or in connection with the Singapore Retail Offering and, in particular, but without prejudice to the foregoing and the other provisions of this Agreement:-

                  (i) to assist the Company in the Singapore Retail Offering on the terms and subject to the conditions of this Agreement; and

                  (ii) to send copies of the Singapore Prospectus to such persons as it may in its discretion deem fit.

3.  SUBSCRIPTION AND OPTION

(A) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and undertakings set out in Clause 7, the Company agrees to issue, and each Manager agrees, severally and not jointly, to subscribe or procure subscriptions for the number of Invitation Shares representing its Underwriting Commitment at the Offering Price for each Invitation Share.

(B) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and undertakings set out in Clause 7, the Company hereby grants an option to the Managers, severally and not jointly and each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, to subscribe or procure subscriptions for up to 2,550,000 Shares at the Offering Price, to cover over-allotments in the Singapore Retail Offering (the "Option Shares"). Such option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Singapore Prospectus upon notice by Citicorp, on behalf of the Managers, to the Company, setting out the number of Option Shares as to which the Managers are exercising such option and the settlement date.

(C) The Company agrees with and undertakes to each of the Managers that the Invitation Shares and the Option Shares will upon their issue rank in all respects pari passu with the existing issued ordinary shares of S$0.25 each in the capital of the Company.

4.  SINGAPORE PROSPECTUS

                  Subject to the terms and conditions of this Agreement, not later than [ ] January, 2000 (or such other date as the Company and Citicorp may agree), the Company undertakes to procure:-

                  (i) a copy of the Singapore Prospectus (duly signed by or on behalf of each of the Directors) to be lodged with the Registrar of Companies and Businesses for registration together with any other documents required by law to be annexed to the Singapore Prospectus; and

                  (ii) all necessary copies of the Singapore Prospectus to be delivered to the Stock Exchange.

5.  FEE AND COMMISSION

(A) In consideration of the agreement by Citicorp to manage the Invitation contained in Clause 2, the Company agrees to pay to Citicorp a management fee in the amount and on the terms as stated in a letter dated 8th December, 1999 from Citicorp to the Company.

(B) In consideration of the agreement by the Managers to subscribe or procure subscriptions for the Invitation Shares contained in Clause 3(A) and the Option Shares (subject to the option set out in Clause 3(B) having been duly exercised in accordance with Clause 6), the Company agrees to pay to each Manager an underwriting commission of 1.25 per cent. of the Offering Price for the total number of Invitation Shares and the Option Shares (to the extent the option set out in Clause 3(B) is exercised) which that Manager has agreed to subscribe or procure subscriptions for pursuant to this Agreement. Such underwriting commission shall be payable on the Closing Date or on the settlement date of the Option Shares, as the case may be, and deducted from the aggregate Offering Price for the Invitation Shares and the Option Shares, as the case may be, as provided in Clause 6.

(C) The Company shall bear all expenses of or incidental to the Invitation including, without limiting the generality of the foregoing, the fees of the professional advisers of the Company, the cost of printing and distributing the Singapore Prospectus, the cost of advertising the Singapore Prospectus, the cost of printing this Agreement, registrar's charges, valuers' fees, receiving bankers' fees, accountancy fees, legal fees, the listing fees, other incidental fees payable to the Stock Exchange for the listing application, any stamp, issue, registration or documentary taxes and duties arising as a result of the issuance of the New Shares, of the sale and delivery of the New Shares by the Company to or for the account of the Managers and of the sale and delivery of the New Shares by the Managers to the initial purchasers thereof in the manner contemplated under this Agreement. The Company shall forthwith upon request by Citicorp reimburse the amount of any such expenses which the Managers may have paid on its behalf. The Company shall reimburse the Managers for all reasonable out-of-pocket expenses incurred by them in connection with this Agreement, as agreed in a letter dated 8th December, 1999 from the Managers to the Company.

(D) Any goods and services tax or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act, Chapter 117A of Singapore) or required to be paid in respect of any moneys payable to or received or receivable by the Managers or any expenses incurred by the Managers shall (except to the extent prohibited by law) be borne and paid by the Company.


6.  DELIVERY AND PAYMENT

(A) Subject to Clause 6(C), delivery of and payment for the Invitation Shares and the Option Shares (if the option provided for in Clause 3(B) shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at [10:00 p.m.] on the Closing Date.

(B) The share certificates in respect of the Invitation Shares and the Option Shares (if the option provided for in Clause 3(B) shall have been exercised on or before the third Business Day prior to the Closing Date) shall be issued in the name of, and delivered to, the Depository for the account of the Managers or such other persons as Citicorp, on behalf of the Managers, may direct, against payment by the Managers, each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, of the aggregate net subscription moneys of the Invitation Shares and, if applicable, the Option Shares (being the aggregate Offering Price of the Invitation Shares and, if applicable, the Option Shares, less [(in the case of Citicorp only) the management fee payable to Citicorp pursuant to Clause 5(A) and] the underwriting commission and brokerage payable to the Managers pursuant to Clause 5(B) and Clause 9) to or to the order of the Company in immediately available and freely transferable funds to such account with such bank in Singapore as Salomon

Brothers International Limited shall have notified to Citicorp, on behalf of the Company, for such purpose.

(C) Notwithstanding Section 6(A), it is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement and the U.S. Underwriting Agreement and that the settlement date for any Singapore Option Securities occurring after the Closing Date, shall occur simultaneously with the settlement date under the U.S. Underwriting Agreement and the International Underwriting Agreement for any U.S. Option Securities and International Option Securities occurring after the Closing Date.

(D) If the option provided for in Clause 3(B) is exercised after the third Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Managers on the date specified by the Managers (which shall be within three Business Days after exercise of said option), share certificates representing the Option Shares in respect of which such option shall have been exercised and issued in the name of the Depository, to the Depository for the account of the Managers or such other persons as Citicorp, on behalf of the Managers, may direct, against payment by the Managers, each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, of the aggregate net subscription moneys of the relevant number of Option Shares in respect of which such options shall have been exercised (being the aggregate Offering Price of such Option Shares, less the underwriting commission and brokerage payable to the Managers pursuant to Clause 5(B) and Clause 9) to or to the order of the Company in immediately available and freely transferable funds to such account with such bank in Singapore as Salomon Brothers International Limited shall have notified to Citicorp, on behalf of the Company, for such purpose.

(E) If settlement for the Option Shares is to occur after the Closing Date, the Company will deliver to the Managers on the settlement date for the Option Shares, and the several obligations of the Managers to subscribe or procure subscriptions for the Option Shares shall be conditional upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Clause 10 hereof.



7.  WARRANTIES AND UNDERTAKINGS

(A) The Company warrants to and undertakes with each of the Managers as follows:-

    [to track warranties from U.S. Underwriting Agreement]

(B) The obligations of Citicorp under Clause 2 and the obligations of the Managers under Clauses 3 and 6 are made on the basis of the warranties contained in sub-Clause (A) above and are subject to the same being and remaining true and accurate in all respects as at the date hereof and up to and including the Closing Date and (in the event the option provided for in Clause 3(B) is exercised) the settlement date for the Option Shares, and the Company undertakes to and agrees with each of the Managers:-

                  (i) to use all reasonable endeavours not to permit any Specified Event to occur before the Closing Date or, as the case may be, the settlement date for the Option Shares; and

                  (ii) to forthwith give notice to Citicorp of any Specified Event which has occurred or come to its knowledge prior to the Closing Date or, as the case may be, the settlement date for the Option Shares, and forthwith to take such steps as

                           Citicorp may reasonably require to remedy and/or publicise the same without prejudice to Citicorp's rights and remedies under or pursuant to this Agreement.

(C) The Company undertakes to and agrees with each of the Managers to fully and effectually indemnify each of the Managers from and against all losses, claims, costs (including legal costs on a full indemnity basis), charges, liabilities, actions and demands which any of the Managers may incur or suffer or which may be made against any of the Managers in connection with or arising out of the issue of the Singapore Prospectus or the Singapore Retail Offering or any breach of the warranties contained in sub-Clause (A) above or any failure or delay by the Company in performing the Company's undertakings in sub-Clause (E) below, save and except for any loss or damage arising out of any wilful default, fraud or negligence on the part of the relevant Manager.

(D) The warranties in sub-Clause (A) above shall be deemed to be repeated on and as of the Closing Date and (in the event the option provided for in Clause 3(B) is exercised) the settlement date for the Option Shares and the obligations of the Company in respect thereof and under sub-Clause (C) above shall continue in full force and effect notwithstanding completion of the subscription of the Invitation Shares and (in the event the option provided for in Clause 3(B) is exercised) the Option Shares under this Agreement or any investigation by any of the Managers.

(E) The Company hereby undertakes to the Managers:-

                  (i) not to vary or issue any supplement to the Singapore Prospectus without the prior consent in writing of the Managers, such consent not to be unreasonably withheld, and not to disclose, announce or otherwise disseminate any information concerning the Group or the New Shares pending the issue of the Singapore Prospectus or any information which is not contained in the Singapore Prospectus or which may in the opinion of the Managers be inconsistent with the information contained therein, without the consent of the Managers, such consent not to be unreasonably withheld;

                  (ii) to supply the Managers with any information or document which it may reasonably require affecting the accounts or affairs of the Company and to do all such other things and sign or execute such documents as may reasonably be required by the Managers in order to complete the Singapore Retail Offering;

                  (iii) to use their best endeavours to procure the share registrar to do all such acts and things as may be required by the Managers in connection with the Singapore Retail Offering and the transactions associated with the New Shares including the expeditious processing of the applications for the New Shares;

                  (iv) to use its best endeavours to obtain and maintain the listing and quotation of the New Shares on the Stock Exchange;

                  (v) not to take any action to permit a public offering of the New Shares or distribute the Singapore Prospectus or any document or form relating to the New Shares or other material relating to the Invitation in any country or jurisdiction except in Singapore or any other country or jurisdiction where such offering or distribution is permitted;

                  (vi) except for the Option Shares and any Shares to be issued by the Company pursuant to the exercise of options granted under the ST Assembly Test Services Ltd Share Option Plan 1999, not to issue at any time on or before the expiry of 60 days after the Closing Date, any marketable securities (in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities) or shares or options therefor without the prior written consent of the Managers, such consent not to be unreasonably withheld;

                  (vii) not to, and will procure that its subsidiaries will not, at any time on or before the Closing Date without the prior written consent of the Managers, such consent not to be unreasonably withheld, dispose of in any manner (otherwise than in the ordinary and normal course of their respective businesses) any of their respective properties, fixed assets and/or subsidiaries or any other asset which is (in the reasonable opinion of the Managers) of a material nature; and

                  (viii) not to take any action or do any act or thing which may be materially prejudicial to the Invitation.

8.  SUB-UNDERWRITING

                  Citicorp shall be at liberty to sub-underwrite its underwriting obligations under this Agreement upon such terms and conditions as it deems fit. OUB shall not sub-underwrite its underwriting obligations under this Agreement without the prior written consent of Citicorp.

9.  BROKERAGE

                  The Company will pay brokerage at the rate of 1.0 per cent. of the Offering Price of the Invitation Shares and (in the event the option provided for in Clause 3(B) is exercised) the Option Shares to Citicorp for full allocation amongst members of the Singapore Retail Syndicate (as defined in the Singapore Prospectus) based on the final allocation of Invitation Shares to investors through the relevant member of the Singapore Retail Syndicate.

10. CONDITIONS

(A) This Agreement and the obligations of the Managers under this Agreement are conditional upon:-

                  (i) the Singapore Prospectus having been registered with the Registrar of Companies and Businesses by [28th January,] 2000;

                  (ii) such approvals as may be required for the transactions described in this Agreement and in the Singapore Prospectus being obtained, and not withdrawn or amended, before [ ], 2000 (or such other date as the Company and the Managers may agree);

                  (iii) the delivery to Citicorp on the Closing Date of a certificate in the form set out in Schedule 2 signed by [the Chief Executive Officer or President of the Company];

                  (iv) the International Underwriting Agreement and the U.S. Underwriting Agreement not having been terminated or rescinded prior to the Closing Date; and

                  (v) the delivery of and payment for the New Shares (other than the Invitation

                           Shares) pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement taking place [concurrently] with the delivery of and payment for the Invitation Shares pursuant to this Agreement on the Closing Date.

(B) The Company shall use its best endeavours to procure the fulfilment of such conditions and, in particular, shall furnish such information, supply such documents, give such undertaking(s) and do all such acts and things as may be required to enable the New Shares to be admitted to the Official List of the Stock Exchange as aforesaid.

(C) If such conditions are not fulfilled, this Agreement shall ipso facto cease and determine and (save in respect of any breach of sub-Clause (B) above) no party shall have any claim against the others for costs, damage, compensation or otherwise except that the Company shall continue to be bound by its obligations under Clauses 5 and 7, shall indemnify the Managers in accordance with Clause 6 and shall reimburse the Managers for all out-of-pocket expenses incurred by it in connection with this Agreement, provided that the Managers shall be entitled to waive the condition in sub-Clause (A)(iv) above.

11. RESCISSION AND TERMINATION

(A) Notwithstanding anything herein contained, the Managers may, in their absolute discretion, by notice in writing to the Company, rescind or terminate this Agreement if prior to [10.00 p.m.] on the Closing Date:-

                  (i) there shall come to the knowledge of the Managers any breach in any material respect of any of the warranties, undertakings or covenants contained in Clause 7(A) or 7(D) or that any of the warranties by the Company in Clause 7(A) is untrue or incorrect in any material respect; or

                  (ii) any Specified Event comes to the knowledge of the Managers; or

                  (iii)    [track Section 10 of U.S. Underwriting Agreement.]

(B) If this Agreement is so rescinded or terminated, the Company shall reimburse the Managers for all out-of-pocket expenses incurred by them in connection with this Agreement.

(C) In addition, rescission or termination of this Agreement for any reason shall be without prejudice to any rights of the Managers in respect of any such breach as is therein referred to and shall not release the Company from its obligations under Clauses 5, 6 and 7, which shall continue in full force and effect.

12. ANNOUNCEMENTS

                  No public announcement or communication concerning the Singapore Retail Offering may be made or despatched by the Company without the prior consent in writing of Citicorp (save as may be required by law or the rules of the Stock Exchange).

13. ADVERTISEMENT

                  The Company and Citicorp agree that tombstone advertisements of the Invitation shall be made by Citicorp on behalf of and at the expense of the Company on such dates and in such newspapers as Citicorp may, in consultation with the Company, determine.

14. CONSENT TO DISCLOSURE

                  The Company consents to the disclosure by the Managers to the Stock Exchange of any information relating to the Company and its affairs, operations or business, where such disclosure is deemed to be necessary by the Managers for the purposes of or in connection with the Invitation.

15. TIME OF ESSENCE

                  Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

16. NOTICES

                  Any notice or other communication shall be in writing addressed to the office of the party receiving such notice or other communication as set out below and shall be delivered by hand or sent by fax, telex or prepaid registered post:-

    the Company               :        ST Assembly Test Services Ltd
                                       5, Yishun Street 23,
                                       Singapore 768442.

                                       Attention         :        [            ]
                                       Fax number        :        [            ]
                                       Telex number      :        [            ]

    Citicorp          :       Citicorp Investment Bank (Singapore) Limited
                                       3, Temasek Avenue, #17-00,
                                       Centennial Tower,
                                       Singapore 039190.

                                       Attention         :        [            ]
                                       Fax number        :        [            ]
                                       Telex number      :        [            ]

    OUB                       :        Overseas Union Bank Limited
                                       1, Raffles Place,
                                       OUB Centre, Singapore
                                       048616.

                                       Attention         :        [            ]
                                       Fax number        :        [            ]
                                       Telex number      :        [            ]

Any notice sent by fax or telex shall be deemed to have been received immediately and any notice sent by letter shall be deemed to have been received 48 hours after the time of posting.

18.  AGREEMENT AMONG MANAGERS

(A) OUB hereby confirms its authorisation of Citicorp to act as the representative of the Managers in Singapore in offering the Invitation Shares to such persons and in such amounts as Citicorp may in its sole discretion select, including to members of any selling group, if any, selected by Citicorp, on the terms and conditions of this Agreement and related documentation.

(B) In making or giving any such notice, decision, approval, consent or waiver, Citicorp is hereby irrevocably authorised by OUB to exercise its sole discretion, and Citicorp shall not be under any obligation to account or disclose to OUB its reason(s) for so doing.

(C) OUB hereby authorises Citicorp as its agent to execute and deliver the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters to be made between the U.S. Underwriters and International Underwriters named therein and the Managers (the "Agreement Among Underwriters") in its name and on its behalf of, and to agree to any variation of its terms (except as to the purchase price) that, in the judgment of Citicorp, is not a material variation. OUB also authorises Citicorp to exercise all the authority and discretion vested in the Managers or in the Singapore Representative by this Agreement (including in respect of the Option Shares) and the Agreement Among Underwriters and to take all such action as Citicorp may in its discretion believe necessary or desirable to carry out the provisions of this Agreement or the Agreement Among Underwriters and to effect the sale and distribution of the Invitation Shares, including without prejudice to the generality of the foregoing, the right to determine the terms of any proposed offering, the concession to dealers and the reallowance, if any, and to make the judgments provided for in Clauses [10] and [11] of this Agreement and in respect of the Option Shares, and further authorises Citicorp as its agent and on its behalf to do all acts and things which it is required or entitled to do under this Agreement including without prejudice to the generality of the foregoing:-

                  (i) arranging for payment for the Invitation Shares for which OUB has applied or procured applications for pursuant to Clause 5; and

                  (ii) arranging for delivery to the Depository of the Invitation Shares for which OUB has applied or procured applications for pursuant to Clause 5.

(D) OUB hereby authorises the Managers to publish its name, in the form in which it appears in this Agreement, in any publications relating to the Singapore Retail Offering.

(E) In acting under this Agreement, the Managers shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions or statements of any legal or other professional advisers appointed by it.

(F) Nothing contained in this Agreement shall constitute the Managers an association or partners with each other or render any of the Managers liable for the obligations of the other Manager. Neither of the Managers shall be bound in any way by the acts of the other Manager and none of the Managers shall have any right to contribution or account against the other Manager except as expressly or by necessary implication provided in this Agreement. Except as otherwise expressly provided in this Agreement, each Manager shall bear all losses and expenses incurred by it and be entitled to retain all profits earned by it in connection with this Agreement.

(G) Each Manager acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the other Manager to induce it to enter into this Agreement or the transactions contemplated by this Agreement and that it has made and will continue to make, without reliance on the other Manager and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Company and its own independent investigation of the financial condition and affairs of the Company and of its own tax position in connection with the execution of this Agreement or the transactions contemplated by this Agreement, and the sale or purchase and resale (as the case may be) of the Invitation Shares.

(H) No Manager shall have any responsibility to the other Manager on account of the condition (financial or otherwise) of the Company or for the completeness or accuracy of any statements, representations or warranties in, or the validity, enforceability or sufficiency of, this Agreement or any other document executed pursuant hereto or as hereby contemplated.

(I) No Manager shall be liable to the other Manager for any loss or damage howsoever arising from any action taken or omitted under or in connection with this Agreement or the transactions hereby contemplated. Notwithstanding anything contained in this Agreement, no manager shall have any responsibility or liability to the other Manager on account of any loss such other Manager may suffer as a result of its execution or performance of this Agreement or for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or the transactions hereby contemplated or for acting (or for refraining from acting) in accordance with the instructions of such other Manager.

(J) Citicorp may, without any liability to account to OUB, accept deposits from, lend money to, and generally engage in any kind of banking or trust or other business with the Company or any of its subsidiaries or associated companies.

(K) Each Manager shall contribute (in the proportion in which its Underwriting Commitment bears to the Total Underwriting Commitments) in reimbursement of any costs and expenses incurred by the Managers in contemplation of, or otherwise in connection with, the enforcement or preservation of any rights or the performance of any term under this Agreement (including, in each case, the fees and expenses of legal or other professional advisers on a full indemnity basis) which are not recovered, or which the Managers agree not to claim, from the Company under this Agreement. The liability of each Manager for such contribution under this sub-Clause shall remain notwithstanding that this Agreement is terminated pursuant to the terms of this Agreement.

(L) It is understood, for the avoidance of doubt, that the Managers may separately agree to any amendment, modification or variation any of their rights against, or obligations to, each other set in this Clause, provided that any such amendment, modification or variation shall not affect any of the rights or obligations of the Company under this Agreement.

19. SUCCESSORS

                  This Agreement shall be binding upon and shall enure to the benefit of the respective successors in title of the parties thereto.

20. GOVERNING LAW

                  This Agreement shall be governed by, and construed in all respects in accordance with, the laws of Singapore.

                                   SCHEDULE 1


                            UNDERWRITING COMMITMENTS



         Name of Manager                                                                    Number of
         ---------------
                                                                                         Invitation Shares
                                                                                         -----------------
1.       Citicorp Investment Bank (Singapore) Limited                                   [                 ]

2.       Overseas Union Bank Limited                                                    [                 ]
                                                                                        -------------------

         Total Underwriting Commitments                                                 [                 ]

                                                                                        ===================

                                   SCHEDULE 2

                               FORM OF CERTIFICATE

To:      Citicorp Investment Bank (Singapore) Limited,
         5, Shenton Way, #37-03/04,
         UIC Building,
         Singapore 068808.                                 [8th] February, 2000

Dear Sirs,

                  I, [ ], the [Chief Executive Officer]/[President] of ST Assembly Test Services Ltd (the "Company"), refer to the Management and Underwriting Agreement (the "Agreement") dated [ ]th January, 2000 made between
(1) the Company, as Company, (2) Citicorp Investment Bank (Singapore) Limited, as Lead Manager and Underwriter for the Singapore Retail Offering, and (3) Overseas Union Bank Limited, as Co-Lead Manager and Underwriter for the Singapore Retail Offering, and hereby certify, on behalf of the Company, that:-

                  (i) I have been duly authorised by the Company to sign this Certificate; and

                  [(ii) to the best of my knowledge and belief, having made all reasonable enquiries, since the date of the most recent financial statements included in the Singapore Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company or of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of the business of the Company or the Group, except as set forth in or contemplated in the Singapore Prospectus (exclusive of any supplement thereto) and the representations and warranties of the Company in the Agreement are true and correct in all material respects on and as of the [Closing Date/settlement date for the Option Shares]1 with the same effect as if made on the [Closing Date/settlement date for the Option Shares]1 and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the [Closing Date/settlement date for the Option Shares](1).

                  Terms defined and references construed in the Agreement shall bear the same meanings and construction in this Certificate.

                                                 Yours faithfully,
                                                For and on behalf of
                                          ST ASSEMBLY TEST SERVICES LTD


                                   By:
                                          -------------------------------------

                                   Name:
                                          -------------------------------------
                                   Title:
                                          -------------------------------------

                  IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

----------------------------

(1) Delete as appropriate.

The Company


SIGNED by                                   )
          --------------------------------
for and on behalf of                        )
ST ASSEMBLY TEST SERVICES LTD               )
in the presence of:-                        )





The Lead Manager and Underwriter


SIGNED by                                   )
          ---------------------------------
for and on behalf of                        )
CITICORP INVESTMENT BANK                    )
(SINGAPORE) LIMITED                         )
in the presence of:-                        )






The Co-Lead Manager and Underwriter


SIGNED by                                   )
          --------------------------------
for and on behalf of                        )
OVERSEAS UNION BANK LIMITED                 )
in the presence of:-                        )